Exhibit 99.1

Media Contact: Dominick DiRocco (732) 239-4462 ddirocco@sjindustries.com Investor Contact: Dan Fidell (609) 561-9000 ext. 7027 dfidell@sjindustries.com

South Jersey Industries, Inc. Enters into Agreement to be Acquired by the Infrastructure Investments Fund

Represents Significant Long-Term Investment to Support the Success of SJI, Its Employees,

Customers and Communities

Reinforces SJI’s Ability to Provide Safe, Reliable, Affordable Clean Energy, Including Achieving Critical Decarbonization Efforts by 2040

SJI to Remain Locally Managed and Operated with Headquarters in Folsom, New Jersey

FOLSOM, NJ, and NEW YORK, February 24, 2022 – South Jersey Industries, Inc. (NYSE: SJI) (SJI) and the Infrastructure Investments Fund (IIF), a private investment vehicle focused on investing in critical infrastructure assets, today announced that they have entered into a definitive agreement under which IIF will purchase SJI for $36.00 per share in cash, reflecting an enterprise value of approximately $8.1 billion.

“As energy markets across the U.S. and New Jersey accelerate the transition toward low carbon and renewable energy, the SJI Board determined that now is the opportune time to join forces with IIF,” said Mike Renna, President and CEO, SJI. “IIF is a trusted partner and long-term investor in utility and renewable energy companies, and together we will be well positioned to execute on SJI’s clean energy and decarbonization initiatives in support of the environmental goals of our State and region. In addition, as a private company and with IIF’s support, we will have additional resources to continue to modernize our critical infrastructure, maintain our high standard of customer service at reasonable rates, and further enhance the safety, reliability and sustainability of our businesses.”

Mr. Renna continued, “This transaction is a testament to the achievements of our employees, and we are pleased that IIF recognizes the strength of our workforce and culture and shares our commitment to supporting the communities we serve. I would like to thank each of our employees for all they do each day to contribute to the success of SJI. I look forward to building on our strong foundation together.”

IIF’s long-term approach to investing in utility and infrastructure assets is directly aligned with SJI’s mission to “build a better today and tomorrow” for the more than 700,000 families and businesses SJI serves, while continuing to support its 1,100-employee workforce and the communities in which SJI operates. SJI and IIF will work together to advance SJI’s sustainability goals while SJI continues to provide excellent customer service, maintains an outstanding team and culture, and delivers on its commitment to improving the quality of life for all those who live and work in the communities it serves.

Andrew Gilbert, Investment Principal to IIF, said, “SJI has established itself as a leader among its peers, distinguished by the strength of its utilities and ability to provide quality service to its customers. SJI’s long track record of investing in sustainability and clean energy initiatives has translated into a clear competitive advantage. We believe our expertise, resources and experience can help SJI further build on its leading position in the industry. We have great respect for SJI’s talented team and look forward to partnering with them to safely provide clean and reliable energy to the communities of New Jersey.”

Leadership and Headquarters

Following the close of the transaction, SJI will remain locally managed and operated with headquarters in Folsom, New Jersey. Mike Renna will continue as Chief Executive Officer and the current management team will continue to lead SJI.

Terms of the Transaction

The per share purchase price of $36.00 represents a 46.3% premium to SJI’s 30-day VWAP as of February 23, 2022, the last trading day prior to the announcement of the agreement. The transaction was unanimously approved by SJI’s Board of Directors and is expected to close in the fourth quarter of 2022, subject to the approval of SJI’s shareholders, the receipt of regulatory approvals, including by the New Jersey Board of Public Utilities, and other customary closing conditions. Dividends payable to SJI shareholders are expected to continue in the ordinary course until the closing, subject to approval by SJI’s Board of Directors. Upon completion of the transaction, SJI’s shares will no longer trade on the New York Stock Exchange, and SJI will become a private company.

Fourth Quarter and Full Year 2021 Earnings Results

In a separate press release, SJI today issued its financial results for the fourth quarter and fiscal year ended December 31, 2021, which is accessible by visiting the Investor Relations section of the SJI corporate website at https://investors.sjindustries.com/home/default.aspx. In light of the announced transaction with IIF, SJI will not hold an earnings conference call.

Advisors

BofA Securities is acting as exclusive financial advisor and Gibson, Dunn & Crutcher LLP is acting as legal advisor to SJI. Centerview Partners is acting as exclusive financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to IIF. In addition, IIF has a committed bridge financing facility in place led by KeyBanc Capital Markets and PNC Capital Markets to support the transaction.

About SJI

SJI (NYSE: SJI), an energy infrastructure holding company based in Folsom, NJ, delivers energy services to customers through two primary subsidiaries: SJI Utilities (SJIU) and SJI Energy Enterprises (SJIEE). SJIU houses the company’s regulated natural gas utility operations, delivering safe, reliable and affordable natural gas to more than 700,000 residential, commercial and industrial customers across New Jersey via its South Jersey Gas and Elizabethtown Gas subsidiaries. SJIEE houses the company’s non-utility operations primarily focused on clean energy development and decarbonization via renewable energy production and energy management activities.  Visit sjindustries.com for more information about SJI and its subsidiaries.

About The Infrastructure Investments Fund

The Infrastructure Investments Fund (IIF) is an approximately $20 billion private investment vehicle focused on investing in critical infrastructure assets. IIF is responsible for investing and growing the retirement funds of more than 60 million families. Headquartered in New York with additional offices in London, and advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc., IIF is a long-term owner of companies that provide essential services, such as renewable energy, water, natural gas and electric utilities, and transportation infrastructure, all of which are vital to the economic health and productivity of the communities in which it operates.

IIF’s portfolio of companies serves over 10 million customers and employs over 10,000 people from local communities. Providing local essential services – with employees, customers and communities that often overlap – requires IIF’s companies to be well-governed, have a strong culture and be stewards of the environment in order to fulfill the terms of its social license to operate.

IIF’s 18 portfolio companies are located primarily in the United States, Europe and Australia, and include five utility companies globally. IIF also has significant experience developing renewable energy sources, having invested billions in renewable power generation assets which collectively provide 6.1 GW of renewable capacity.

Additional Information and Where to Find It

In connection with the proposed transaction, SJI expects to file a proxy statement, as well as other relevant materials, with the Securities and Exchange Commission (the “SEC”). This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that SJI may file with the SEC in connection with the proposed transaction. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by SJI with the SEC at http://www.sec.gov, the SEC’s website, or from SJI’s website (https://investors.sjindustries.com). In addition, the proxy statement and other documents filed by SJI with the SEC (when available) may be obtained from SJI free of charge by directing a request to Investor Relations at investors.sjindustries.com.

Participants in the Solicitation

SJI, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from SJI shareholders in connection with the proposed transaction. Information about SJI’s directors and executive officers is set forth in its definitive proxy statement for its 2021 annual meeting of shareholders filed with the SEC on March 18, 2021. To the extent the holdings of the SJI securities by the SJI directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of shareholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of SJI’s website located at https://investors.sjindustries.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement and other relevant materials SJI may file with the SEC.

Forward-Looking Statements

This news release includes statements that are forward-looking statements made pursuant to the safe harbor provisions of the Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of the Company, shareholder and regulatory approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s shareholders; the timing to consummate the proposed transaction; satisfaction of the conditions to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management’s time on transaction-related issues.

All statements, other than statements of historical fact, including statements regarding guidance, industry prospects, future results of operations or financial position, expected sources of incremental margin, strategy, financing needs, future capital expenditures and the outcome or effect of ongoing litigation, should be considered forward looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this release, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward looking statements. These forward looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” on Form 10-K for the year ended December 31, 2021 and in any other SEC filings made by the Company.  The company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this press release, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.